Exhibit 99.1

REPAY Announces Extension of Expiration Date for the Consent Solicitation for Public Warrants

ATLANTA, April 1, 2020 – Repay Holdings Corporation (NASDAQ: RPAY) (the “Company” or “REPAY”) announced today that it has extended the expiration date for its previously announced consent solicitation from holders of its outstanding public warrants (CUSIP No. 76029L 118) (the “Public Warrants” and together with private placement warrants, the “Warrants”) to approve amendments (the “Proposed Amendments”) to the existing warrant agreement, as previously amended, relating to the Warrants (the “Warrant Agreement”) for the purpose of curing certain ambiguities relating to a “cashless exercise” of the Warrants. The Proposed Amendments will clarify that, in connection with any “cashless exercise” of the Warrants, as the fair market value relates to one share of Class A Common Stock, the Warrant Price (as defined in the Warrant Agreement) also relates to one share of Class A Common Stock.

The expiration date for the consent solicitation has been extended to 5:00 p.m., New York City time, on April 7, 2020 (such date and time, as the Company may further extend from time to time, the “Expiration Date”). Holders of the Public Warrants that have previously delivered consents do not need to redeliver such consents or take any other action in response to this announcement in order to consent to the Proposed Amendments.

Except for the extended Expiration Date described above, the terms and conditions of the consent solicitation set forth in the Consent Solicitation Statement, dated March 24, 2020 (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”), and the accompanying Consent Form (together, the “Consent Solicitation Documents”), remain the same. The Company may, in its sole discretion, terminate, further extend or amend the consent solicitation at any time as described in the Consent Solicitation Statement.

Any questions or requests for assistance or for additional copies of the Consent Solicitation Documents may be directed to Morrow Sodali LLC, the Solicitation, Information and Tabulation Agent, at (800) 662-5200 (toll free); (203) 658-9400 (collect); (203) 658-9444 (facsimile) or email at RPAY.info@investor.morrowsodali.com. Holders of the Public Warrants are urged to review the Consent Solicitation Documents for the detailed terms of the consent solicitation and the procedures for consenting to the Proposed Amendments.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Public Warrants should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management, but actual results and the timing of events may differ materially from the results anticipated. Such forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control, including, without limitation, the factors described in our reports filed with the U.S. Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of circumstances or developments occurring after the date of this communication.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing and technology needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity and enhances the experience of electronic payments.

REPAY Contacts

Investor Relations:

repayIR@icrinc.com

Media Relations:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com